Exhibit 99.1

Quantum Corporation Settles Legacy SEC Investigation

SAN JOSE, Calif. - December 23, 2019 - Quantum Corporation (OTC: QMCO) announced today that the Company and the Securities and Exchange Commission ("SEC") have settled a cease-and-desist proceeding arising out of the SEC's investigation of the matters disclosed in the Company's Current Reports on Form 8-K filed on February 8, 2018, September 14, 2018 and August 6, 2019. The matters concern the Company’s historic accounting practices, internal controls and a restatement related to revenue recognition for transactions between the fourth quarter of fiscal 2015 and the second quarter of fiscal 2018. The settlement includes a cease and desist order and payment of $1.0 million as a civil penalty; the order may be viewed on the SEC’s website at https://www.sec.gov/litigation/admin/2019/34-87812.pdf.

“With this settlement now behind us we can move on from legacy issues and focus our full attention on growing our business to create sustainable value for our customers and shareholders," said Jamie Lerner, Chairman and CEO, Quantum. “The civil penalty was fully accrued in our financial results, and we are actively advancing our long-term strategy and working expeditiously to re-list on a national exchange.”

About Quantum
Quantum technology and services help customers capture, create and share digital content and preserve and protect it for decades.  With solutions built for every stage of the data lifecycle, Quantum’s platforms provide the fastest performance for high-resolution video, images, and industrial IoT.  That’s why the world’s leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum.  See how at www.quantum.com.
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Quantum and the Quantum logo are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Quantum advises caution in reliance on forward-looking statements. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Quantum may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to Quantum’s attention to growing its business and creating sustainable value for its customers and shareholders, and the advancement of Quantum’s long-term strategy. Risks, uncertainties and assumptions include the need to address the many challenges facing Quantum’s businesses; the competitive pressures faced by Quantum’s businesses; risks associated with executing Quantum’s strategy; the distribution of Quantum’s products and the delivery of Quantum’s services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; and other risks that are described herein, including but not limited to the items discussed in "Risk Factors" in Quantum’s filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q filed with the Securities and Exchange Committee on November 5, 2019. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Public Relations Contact: Bob Wientzen Quantum Corporation 720-201-8125 bob.wientzen@quantum.com	Investor Contact: Rob Fink FNK IR 646-809-4048 rob@fnkir.com